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                                                                       EXHIBIT 5

                                                                ATTORNEYS AT LAW
                                                     3500 One First Union Center
KILPATRICK STOCKTON LLP                                 301 South College Street
                                                Charlotte, North Carolina  28202
                                                         Telephone: 704.338.5000
                                                         Facsimile: 704.338.5125
                                                     Web site:  www.kilstock.com

November 24, 1999


PNV Inc.
11711 N.W. 39th Street
Coral Springs, Florida 33065

         RE:  PNV INC REGISTRATION ON FORM S-8

Ladies and Gentlemen:

                  We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by PNV Inc. (the "Registrant") with the Securities and Exchange Commission on or about November 24, 1999 under the Securities Act of 1933, as amended, relating to the proposed public offering of an aggregate of up to 2,171,334 shares of common stock of the Registrant, par value $.001 per share (the "Shares"), by the Registrant pursuant to the Registrant's Stock Option Plan (the "Plan"). As legal counsel for PNV Inc., we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

         It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                           Very truly yours,

                                           /s/ KILPATRICK STOCKTON LLP

                                           Kilpatrick Stockton LLP